EXHIBIT 99.01

Shire Pharmaceuticals Group plc Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

ADDERALL XR® - Paragraph IV Notice Update

Basingstoke, UK and Philadelphia, US – April 11, 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announced on February 23rd, 2005 that it had received a Paragraph IV Notice letter from Teva Pharmaceuticals USA Inc., (Teva) advising of the filing of an Abbreviated New Drug Application (ANDA) for its amphetamine combination product, a generic version of Shire’s mixed amphetamine salts product, ADDERALL XR®. Shire announces today that it has chosen not to sue Teva.

Barr, Impax, Colony and Teva may not launch a generic version of ADDERALL XR before receiving final approval of their respective ANDAs from the US Food and Drug Administration (FDA). Should Barr receive a tentative approval from the FDA, it cannot lawfully launch its generic version of ADDERALL XR before the earlier of the expiration of the currently pending 30-month stays or a district court decision in its favor. Impax, Colony or Teva will not be able to lawfully launch a generic version of ADDERALL XR without the necessary final approval from the FDA and the expiration of the “first to file’s” exclusivity rights. The FDA may grant 180 days of generic market exclusivity to the “first to file”.

Shire remains committed to protecting the patents which it has relating to ADDERALL XR, its product for treatment of Attention Deficit Hyperactivity Disorder (ADHD). Shire has filed lawsuits against Barr and Impax – the first two companies to submit paragraph IV notices.

The Barr court case is scheduled to go to trial in January 2006. In the Barr case, the 30 month stay for the ‘819 patent began in January 2003 and with respect to the ‘300 patent it began in August 2003.

The Impax case has an October 2005 trial date. The Impax 30 month stay for the 30 mg product began in November 2003 and for 5 mg, 10 mg, 15 mg, 20 mg and 25 mg strengths in December 2004. As with Teva, Shire has chosen not to sue Colony.

ADDERALL XR is protected by two patents that expire in 2018: Shire Laboratories’ U.S. patent No. 6,322,819 (“819” Patent) and U.S. patent No. 6,605,300 (“300” Patent).

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For further information please contact:
Investor Relations	Cléa Rosenfeld (Rest of the World)	+ 44 1256 894 160
	Brian Piper (North America)	+ 1 484 595 8252

Media	Jessica Mann (Rest of the World)	+ 44 1256 894 280
	Matthew Cabrey (North America)	+ 1 484 595 8248

Notes to editors
Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to Health Canada's suspension of ADDERALL XR sales in Canada and the expected product approval dates of METHYPATCH® (MTS) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), SPD 480 (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire's ability to secure new products for development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.